Exhibit 10.2

Letter of Exemption

Drawn up and signed in ________ on _____ ___, 20__

Between:	____________________ Ltd.
Company No. _____________
________________
(the “Company”)
First Party;

And:	Officer
_________________
_________________
(“Officer”)
Second Party;

Whereas:
The Company has decided, after having received all the authorizations of the Company’s organs required by law and by the Company's Articles of Association at the time of issuance of this letter, to grant its Office Holders, within the meaning of this term in Section 1 of the Companies Law, 1999 (“Office Holder” and “the Law”, respectively), exemption from responsibility on account of breach of the duty of care towards it, in respect of fulfilling their positions in the Company and/or in its subsidiaries, associate companies and other bodies in which the Company is commercially involved (the “Integrated Companies”), including tenure on behalf of the Company as an Officer in an Integrated Company, in the widest sense permitted according to the provisions of the law and the Company's Articles of Association at the time of the grant of this letter, as stipulated below in this letter.

Whereas:	You serve or will commence to serve as an Office Holder in the Company and/or in an Integrated Company;

And Whereas:
The Company wishes to grant you exemption from responsibility for breach of the duty of care towards it in connection with carrying out your position in the Company and/or in Integrated Companies, in the widest sense permitted according to the provisions of the law and the Company's Articles of Association at the time of the grant of this letter, as stipulated below in this Agreement.

It is accordingly agreed and stipulated between the parties as follows:

1.	Preamble, headings and definitions

1.1	The Preamble to this Agreement is an integral part thereof.

1.2	The section headings in this Agreement are intended for convenience purposes and cannot be ascribed any meaning in order to interpret this Agreement and/or any of its provisions.

1.3	Terms in this Agreement that are not defined in it will have the interpretation and meaning ascribed to them in the Law, unless the context shall require otherwise.

1.4	This document is drawn up in the masculine, however it is intended to refer to both genders.

2.	Exemption from responsibility on account of breach of the duty of care towards the Company

2.1
The Company hereby exempts you from any responsibility towards it for damage caused to it and/or to a subsidiary and/or an associated company, and/or that will be caused to it and/or to a subsidiary and/or an associated company, directly or indirectly, on account of your breach of the duty of care towards it in your capacity as an officer and/or employee of the Company, or on account of any other breach for which the law permits the Company to exempt an officer, subject to their having acted in good faith.

2.2
The Company does not exempt you from responsibility towards it for breach of the duty of trust, except for breach of duty of trust in good faith in the event that you had a reasonable basis to assume the action would not harm the Company or its subsidiary.

2.3	Notwithstanding the foregoing, the exemption from responsibility will not be valid for any of the following:

2.3.1	Breach of the duty of care in respect of a distribution.

2.3.2	Breach of the duty of care carried out deliberately or in undue haste, except if carried out solely in negligence.

2.3.3	Action with the intention to obtain personal, unlawful profit.

2.3.4	A penalty, civil fine, financial sanction or indemnity, if imposed upon you.

2.3.5
Breach of the duty of care in a resolution or transaction in which the controlling shareholder or any officer of the Company (including another officer than the one for whom the letter of exemption was granted) has a personal interest.

2.4
Exemption from responsibility on account of breach of the duty of care as stated above will also not apply to any “counter claim” proceedings and/or a case of a “third party declaration” of the Company against you as a response or follow-up to an action by you against the Company, except if your action is intended to ensure protective rights in labor law whose source is in law and/or in a personal employment agreement between you and the Company.

2.5	Nothing stated in this letter of exemption will derogate from any right you may have under an indemnification agreement and/or insurance policy taken out in your favor.

3.	Interpretation of the Agreement

3.1
Nothing in this Exemption Agreement will limit the Company in any way in anything related to the provision of indemnification or the purchase of insurance and/or the grant of another or additional exemption as shall be permitted from time to time in law, subject to said resolution being passed in the manner stipulated in the Companies law.

3.2
The Company’s undertakings under this Agreement will be broadly interpreted in order to fulfill them, as is permitted under law, for the purposes for which it was intended. In the event of a contradiction between any provision of this Agreement and a provision of the law that is not conditional, the said provision of the law will take precedence, but this will not impair or derogate from the validity of the rest of the provisions of this Agreement.

3.3
Exemption from responsibility under this Agreement will be valid both in respect of proceedings taken against you during your employment or tenure and in respect of proceedings taken against you after the termination of your employment or tenure, on condition that they relate to actions carried out by you in your capacity as, and at the time you served as, an Officer of the Company and/or a subsidiary and/or associated company and/or an Integrated Company.

3.4	The Exemption under this Agreement will apply to your legal heirs, including your estate.

3.5	In the event that you serve or will serve as a director in the Company and/or an Integrated Company, the exemption under this Agreement will apply to alternate directors legally appointed by you.

4.	Miscellaneous

4.1
This Agreement expresses the full agreement between the parties with respect to the matters and issues discussed herein, and it replaces and cancels any representation, memorandum, proposals, meeting summaries, letters of intent and/or of undertaking, agreement, and any other document that existed or was exchanged between the parties (whether in writing or orally) on the matters and issues stated herein, prior to signature of this Agreement.

4.2	This Agreement does not represent a contract in favor of a third party and cannot be assigned, except as explicitly stated herein.

4.3	Any change or addition to this Agreement can only be made and be valid if drawn up in writing and signed by both the parties.

4.4
No waiver, delay, refraining from action or providing an extension to the parties by a party to this Agreement will under any circumstances be interpreted as a waiver of its rights under this Agreement and under law, and will not prevent the said party from taking any other legal steps required to exercise its said rights.

4.5	The competent courts of Tel-Aviv will have exclusive jurisdiction in all matters related to this Agreement.

4.6
The addresses of the parties for the purpose of this Agreement are as stated in the Preamble to this Agreement or any other address or fax number in Israel of either of the parties, of which it will inform the other party in writing . Any notice of any of the parties in respect of this Agreement will be sent to the recipient in person or by registered mail to its address as stated above or to its fax number and will be deemed as received by the recipient on the day of its personal delivery, or at the end of 4 days after being sent by registered mail or on the first business day after being sent by fax (subject to provision of confirmation that it was  sent by fax) as stated above, all as applicable, except a notice of change of address, which will be deemed delivered upon its actual delivery.

In proof thereof the parties append their signatures

________________________ ____________________ Ltd	___________________ Officer